SCHEDULE 14A INFORMATION

                 Consent Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant / /
Filed by a Party other than the Registrant/ /
Check the appropriate box:
/ /    Preliminary Consent Statement
/ / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
/ /    Definitive Consent Statement
/ /    Definitive Additional Materials
/X/    Soliciting Material Pursuant to Rule 14a-12

                                 eXegenics Inc.
                (Name of Registrant as Specified In Its Charter)

                        Foundation Growth Investments LLC
                               EI Acquisition Inc.
   (Name of Person(s) Filing Consent Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/    No fee required
/ /    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
       0-11 (1) Title of each class of securities to which transaction applies:

       (2)     Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)     Proposed maximum aggregate value of transaction:

       (5)     Total fee paid:

/ /    Fee paid previously with preliminary materials.
/ /    Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       (1)       Amount Previously Paid:

       (2)       Form, Schedule or Registration Statement No.:

       (3)       Filing Party:

       (4)       Date Filed:




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NEWS RELEASE

            FOUNDATION GROWTH INVESTMENTS ANNOUNCES INTENT TO SOLICIT
                      CONSENTS TO REMOVE BOARD OF DIRECTORS

CHICAGO, Illinois, June 16, 2003 - In connection with its all cash tender offer for the stock of eXegenics Inc. (NasdaqSC:EXEG), Foundation Growth Investments announced today its intent to solicit consents from the stockholders of eXegenics in order to remove all directors from the eXegenics board and to appoint a new slate of directors who are committed to repealing all amendments to the eXegenics bylaws since the last version identified in eXegenics' federal securities filings, redeeming all rights under and terminating the eXegenics poison pill adopted last week by the eXegenics board, and approving the merger with Foundation Growth Investments' wholly-owned subsidiary, EI Acquisition Inc., following the successful completion of the tender offer.

NOTICE FOR EXEGENICS STOCKHOLDERS

The complete terms and conditions of the offer are set forth in an offer to purchase, letter of transmittal and other related materials which have been filed with the Securities and Exchange Commission on May 29, 2003, as amended, and distributed to eXegenics stockholders. eXegenics stockholders are urged to read the tender offer documents because they contain important information. Investors are able to receive such documents free of charge at the SEC's web site, www.sec.gov, or by contacting Morrow & Co., Inc., the Information Agent for the transaction, at (800) 607-0088.

THIS ANNOUNCEMENT IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL SHARES OF EXEGENICS INC.

                                      * * *

This announcement should not be construed to constitute a solicitation of any consent. Foundation Growth Investments will file with the Securities and Exchange Commission a preliminary consent statement relating to the solicitation of consents with respect to the removal of all directors from the eXegenics board and the appointment of a new slate of directors and the repeal of all changes to the bylaws since May 2, 1995. Foundation Growth Investments will file with the Commission, and will furnish to eXegenics' stockholders, a definitive consent statement and may file other consent solicitation materials. Investors and security holders are urged to read the consent statement and any other consent solicitation materials (when they become available) because they will contain important information.

When filed, investors and security holders will be able to obtain a free copy of the preliminary consent statement and the definitive consent statement and other documents filed by Foundation Growth Investments with the Commission at the Commission's website at www.sec.gov. In addition, you will also be able to obtain a free copy of the definitive consent statement (when it is available) by contacting Morrow & Co., Inc., the Information Agent for the transaction, at
(800) 607-0088.

Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of consents of eXegenics stockholders will be available in the preliminary consent statement to be filed by Foundation Growth Investments with the Commission on Schedule 14A.